Deferred Variable Annuity Application
US Life
The United States Life Insurance Company in the City of New York
Home Office:
One World Financial Center
200 Liberty St., New York, NY 10281
Annuity Service Center:
1050 North Western Street
Amarillo, TX 79106-7011
1
Regular Mail
with checks:
P.O. Box 100357
Pasadena, CA 91189-0357
without checks:
P.O. Box 15570
Amarillo, TX 79105-5570
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Overnight Mail
with checks:
2710 Media Center Drive Building #6, Suite 120
Los Angeles, CA 90065-1750
without checks:
1050 North Western Street
Amarillo, TX 79106-7011
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POLARIS®
For those who want more
1-800-445-7862
2
The indicates a required response. Please print or type.
1Product Selection ([Select one product to ensure Application is processed immediately.] 3Solicitation state indicates the state in which this Application is signed.)
[Select one product name] 3 [(Share Class)] 4
[❑ Polaris Select Investor (B-Share)] 4
[❑ Polaris Select Investor (C-Share)] 4
Solicitation state
(Enter two-character state code) NY
2Owner(s) Information
Name ❑ Male ❑ Female
Address City State ZIP
Birth Date / / SSN or TIN Phone ( ) Email
Joint Owner (if applicable)
Name: ❑ Male ❑ Female
Address City State ZIP
Birth Date / / SSN Relationship to Owner Phone ( )
3Annuitant(s) Information ❑ Same as Owner (Complete only if different from Owner)
Name ❑ Male ❑ Female
Address City State ZIP
Birth Date / / SSN Phone ( ) Email
Joint Annuitant (if applicable)
Name ❑ Male ❑ Female
Address City State ZIP
Birth Date / / SSN Phone ( )
4 Beneficiary Information
Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the Additional Beneficiary Information form [(U-2224BNE)] 8 and submitted with this Application.
If the beneficiary type is not selected, the beneficiary will be designated as “primary.” Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs and tax-qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.
1. Beneficiary Name ❑ Primary ❑ Contingent
Address Relationship
Beneficiary % SSN/TIN Phone Birth/Trust Date
Email
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Page 2 of 4

## ➔4 Beneficiary Information *continued*

2. Beneficiary Name____________________ ❑ Primary ❑ Contingent

Address ____________________ Relationship____________________

Beneficiary %__________ SSN/TIN__________ Phone __________ Birth/Trust Date __________

Email____________________

## ➔5 Contract Type (select one) and Source of Funds

Initial Payment: Make check payable to **The United States Life Insurance Company in the City of New York (US Life)**. If this is a 1035 Exchange, Transfer, or Rollover, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

5↓

5a. **Non-Qualified Contract**

Indicate type and amount of initial Payment below.

| Source of Funds | Amount |
|---|---|
| 5→ ❑ Amount enclosed | $__________ |
| ❑ 1035 Exchange/Transfer Estimated dollars: | $__________ |
| ❑ Other ←↑5a↓→ Estimated dollars: | $__________ |
| ❑ Funds coming direct | $__________ |

**OR** 6↑

5b. **Qualified Contract**

Indicate type of plan for new contract, source of funds, and amount below.

| Type of Plan for New Contract | Source of Funds | Amount |
|---|---|---|
| ❑ IRA | ❑ Amount enclosed | $__________ |
| ❑ Roth IRA ←↑5a↓→ | ❑ Transfer | $__________ |
| ❑ SEP | ❑ Rollover | $__________ |
| | ❑ Contribution | $__________ |
| | IRA Tax Year: | __________ |
| | ❑ Funds coming direct | $__________ |

## ➔6 Optional Benefits

*See your registered representative/licensed agent/insurance producer and/or the prospectus for information about optional elections, including availability, additional fees[, and]* ←7 *the maximum issue age[and Investment Requirements]* ←7.

**Optional Death Benefit Election:** *If the Return of Purchase Payment Optional Death Benefit is **NOT** elected, the beneficiary(ies) will receive the standard death benefit provided in the Contract.*

❑ I elect the Return of Purchase Payment Optional Death Benefit

## ➔7 Investment Selection / Optional Programs

**7(a). Investment Selection**

**Initial Purchase Payment:** *Use the Investment Options Election Form (IOEF) to choose how you would like to allocate your Purchase Payment. The IOEF must be included with this Application to make specific investment choices.*

**7(b). Optional Programs**

❑ **Systematic Withdrawal:** Include Form [U-5550SW] ←8with this Application.

❑ **Automatic Asset Rebalancing:*** I request the investment options designated in the Investment Option Election Form to be rebalanced at the frequency selected below.

(Select only one) ❑ Quarterly ❑ Semiannually ❑ Annually

* *Unless separate asset allocation rebalancing instructions are provided and included with this Application, if a DCA Account is elected, we use Target DCA instructions indicated for Automatic Asset Rebalancing instructions.*

**7(c). Electronic Transaction and Electronic Delivery Authorization**

❑ **Yes** ❑ **No** **Electronic Transaction Authorization**

As the Owner, I will receive this privilege. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking "Yes," I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine.

**If no selection is made, the Company will assume that you do not authorize electronic requests.**

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7 Investment Selection / Optional Programs continued
❑ Yes ❑ No Electronic Delivery Consent: I consent to electronic delivery by the Company, when available, of:
Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds)
Account documents (quarterly statements and confirmations)
Related correspondence (privacy notice and other notices to customers)
I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.
I understand that:
There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.
I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.
The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.
This consent is effective until further notice by the Company or until I revoke it.
Please call [1-800-445-7862] 2if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.
8 Acknowledgements and Signature(s)
8(a). Replacement
❑ Yes ❑ No Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.)
❑ Yes ❑ No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity contracts? (Must check either Yes or No)
Please provide the replacement information on the required forms, which can be obtained from your Registered Representative/Licensed Agent/Insurance Producer, and include them with this Application.
8(b). Statement of Owner(s)
My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be attached and made a part of any Contract issued by the Company. Further:
I acknowledge receipt of the current prospectuses for this variable annuity and the applicable underlying funds of the trusts and that I have read them carefully and understand their contents. If applicable, I consent to receiving the initial prospectus for the variable annuity product on the compact disc (the “CD Prospectus”) given to me by my registered representative. I acknowledge that I (i) have access to a personal computer or similar device, (ii) have the ability to read the CD Prospectus using that technology, and (iii) am willing to incur any costs associated with using and maintaining that technology. If I cannot view the CD Prospectus, I have informed my registered representative and he/she has provided me with a paper copy of the prospectus. I understand future prospectus supplements and other amended/updated prospectuses, including the underlying funds prospectus, will be delivered to me in paper form. I also understand that I may request a prospectus in paper format at any time by calling the Annuity Service Center at [1-800-445-7862.] 2
I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State.
If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.
I understand that the Company may allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the cash management investment option until the end of the Right-to-Examine period.
My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form, if applicable, included with this Application.
Owner’s signature Date
Joint owner’s signature (if applicable) Date
Important: The Investment Option Election Form must be included with your Application to ensure that your Application is processed immediately.
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9 Registered Representative/Licensed Agent/Insurance Producer Information and Signature(s)
❑ Yes ❑ No Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts?
❑ Yes❑ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?
I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. I am providing the replacement information on the required forms, which can be obtained at [aig.com/annuities]9, and including them with this Application.
I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current approved sales material.
I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.
1. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY) -
Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print)
Address City State ZIP
Phone ( ) Licensed Agent/Insurance Producer ID number Email
Broker / Dealer firm name
2. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY) -
Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print)
Address City State ZIP
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Phone ( ) Licensed Agent/Insurance Producer ID number Email
3. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY) -
Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print)
Address City State ZIP
Phone ( ) Licensed Agent/Insurance Producer ID number Email
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For Registered Representative/License Agents/Insurance Producer only. Please contact your home office with any questions.
❒ Option 1 ❒ Option 2 ❒ Option 3 ❒ Option 4 ❒ Option 5 ❒ Option 6 (must be elected if C-Share Option is chosen)
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If more than one representative, please indicate applicable percentages (must total 100%):
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Representative 1 Representative 2 Representative 3
Note: If there are more than [three] representatives, please attach all required representative information, including applicable percentages (must total 100%) among all representatives, on a separate document.
USL-579LP-IOC (8/15)